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EXHIBIT 11

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS


 (In thousands, except per share amounts)
                                                                                                  YEAR ENDED DECEMBER 31,
                                                                                                  -----------------------
                                                                                          1993               1992            1991
                                                                                          ----               ----            ----
PRIMARY EARNINGS PER COMMON SHARE:(1)
  Average common shares outstanding                                                      7,518              6,906           3,277

  Income before cumulative effect of change in accounting principle                     $9,407             $9,060          $4,540
  Less preferred stock dividends                                                             -                 56             313
                                                                                        ------             ------          ------
  Income available to common shares before cumulative effect
      of change in accounting principle                                                 $9,407             $9,004          $4,227
  PRIMARY EARNINGS PER COMMON SHARE BEFORE CUMULATIVE
      EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                                          $ 1.25             $ 1.30          $ 1.29
                                                                                        ======             ======          ======

  Net income                                                                            $9,316             $9,060          $4,540
  Less preferred stock dividends                                                             -                 56             313
                                                                                        ------             ------          ------
  Net income available to common shares                                                 $9,316             $9,004          $4,227
  PRIMARY NET INCOME PER COMMON SHARE                                                    $1.24             $ 1.30          $ 1.29
                                                                                        ======             ======          ======


FULLY DILUTED EARNINGS PER COMMON SHARE:(1)
  Average common shares outstanding                                                      7,518              6,906           3,277
  Assumed conversion of convertible debt                                                     -                  -             644
                                                                                        ------             ------          ------
  Total shares for computation of fully diluted earnings per common share                7,518              6,906           3,921

  Income before cumulative effect of change in accounting principle                     $9,407             $9,060          $4,540
  Interest on convertible debt (net of income taxes)                                         -                  -             354
  Dividends on non-convertible preferred stock                                               -                (56)           (313)
                                                                                        ------             ------          ------
  Income available to common shares before cumulative effect
      of change in accounting principle                                                 $9,407             $9,004          $4,581
  FULLY DILUTED EARNINGS PER COMMON SHARE BEFORE
      CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                                $1.25             $ 1.30          $ 1.17
                                                                                        ======             ======          ======

  Net income                                                                            $9,316             $9,060          $4,540
  Interest on convertible debt (net of income taxes)                                         -                  -             354
  Dividends on non-convertible preferred stock                                               -                (56)           (313)
                                                                                        ------             ------          ------
  Net income available to common shares                                                 $9,316             $9,004          $4,581
  FULLY DILUTED NET INCOME PER COMMON SHARE                                             $ 1.24             $ 1.30          $ 1.17
                                                                                        ======             ======          ======


(1) All common share and per share data have been adjusted to reflect the 4-for-3 stock split effected February 1, 1993 and the 4-for-3 stock split effected December 16, 1991.

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